SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2002

ISCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22302	36-3688459

(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

451 Kingston Court, Mt. Prospect, Illinois	60056

(Address of Principal Executive Offices)	(Zip Code)

(847) 391-9400

(Registrant’s telephone number, including area code)

Item 5. Other Events.

     Amendment to Shareholder Rights Plan.

     On February 13, 2002, ISCO International, Inc. (“ISCO”) executed an amendment to the Rights Agreement between ISCO and La Salle Bank National Association, as Rights Agent (the “Rights Agreement”). The terms of the amendment are set forth in attached Amendment No. 1 to the Rights Agreement. The amendment provides that neither Elliott Associates, L.P. and Elliott International, L.P. (collectively referred to herein as “Elliott” and with their affiliates, the “Elliott Entities”) nor Alexander Finance, LP (“Alexander”) shall be an acquiring person under the Rights Agreement (i) on account of any acquisition of additional common shares purchased directly from ISCO which has been approved in advance by its board of directors, or (ii) so long as the acquisition of any additional shares not purchased directly from ISCO, in the aggregate, does not exceed one (1%) percent of the total issued and outstanding ISCO common stock. Additionally, none of the Elliot Entities nor Alexander will be an acquiring person by reason of direct transfers between any of the Elliott Entities or from Alexander to any of its affiliates.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits.

     (a)  Financial Statements of Businesses Acquired: None

     (b)  Pro Forma Financial Information: None

     (c)  Exhibits: Reference is made to the Exhibit Index annexed hereto and made a part hereof.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: February 28, 2002	By:	ISCO International, Inc. /s/ Charles F. Willes Charles F. Willes Principal and Chief Accounting Officer

EXHIBIT INDEX

Exhibit

4.1	Amendment No. 1 dated February 13, 2002 to the Rights Agreement dated as of February 9, 1996, between ISCO International, Inc. and La Salle Bank National Association, as Rights Agent.